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                                                                     EXHIBIT 8.2


                [Heller Ehrman White & McAuliffe LLP Letterhead]


August 20, 2001

                                                             Main (213) 689-0200
                                                              Fax (213) 614-1868

                                                                      11410-0029


Datron Systems Incorporated
3030 Enterprise Court
Vista, California   92083

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission in connection with (i) the exchange offer (the "Offer") made by The Titan Corporation, a Delaware corporation ("Parent"), through its wholly-owned subsidiary, Gem Acquisition Corp., a Delaware corporation ("Merger Sub"), to exchange shares of Parent for shares of Datron Systems Incorporated, a Delaware corporation (the "Company"), and (ii) the proposed merger of Merger Sub with and into the Company (the "Merger"), in each case pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 24, 2001 (the "Reorganization Agreement"), by and among Parent, Merger Sub, and the Company.

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All "section" references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as tax counsel to the Company in connection with the Offer and the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times (including without limitation the Effective Time) of, the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a)      the Reorganization Agreement;

         (b) those tax representation letters delivered to us by Parent, Merger Sub and the Company pursuant to the Reorganization Agreement (the "Tax Representation Letters");

         (c) the Registration Statement, which includes the Information Statement/Prospectus (the "Information Statement/Prospectus"); and

         (d) such other instruments and documents related to the formation, organization, and operation of Parent, Merger Sub and the Company, and related to the consummation

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HellerEhrman
Attorneys

                                                     Datron Systems Incorporated
                                                                 August 20, 2001
                                                                          Page 2


                  of the Offer and the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         (a) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         (b) All representations, warranties, and statements made or agreed to by Parent, Merger Sub, and the Company, their managements, employees, officers, and directors in connection with the Offer and Merger, including but not limited to, those set forth or described in the Reorganization Agreement (including the exhibits thereto), the Registration Statement, and the Tax Representation Letters, are true and accurate at all relevant times;

         (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will be reported by Parent, Merger Sub, and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

         (e) Any representation or statement qualified with reference to the "Knowledge" or intention of a person is correct without such qualification;

         (f) The Registration Statement, the Reorganization Agreement, and the Tax Representation Letters reflect all the material facts relating to the Offer and the Merger, Parent, Merger Sub, and the Company;

         (g) The Merger will qualify as a statutory merger under the laws of the State of Delaware.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

         1. If the Offer and the Merger are consummated in accordance with the Reorganization Agreement, for United States federal income tax purposes: (a) the Offer and the Merger will be a reorganization within the meaning of Section 368(a) of the Code, and (b) Parent, Merger Sub, and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

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HellerEhrman
Attorneys

                                                     Datron Systems Incorporated
                                                                 August 20, 2001
                                                                          Page 3


         2. The discussion entitled "Material Federal Income Tax Consequences" set forth in the Registration Statement, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

         This opinion is limited to the federal income tax consequences of the Offer and the Merger and does not address the various state, local, or foreign tax consequences that may result from the Offer and the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Offer and the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax in the year in which the Offer and the Merger occurs, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of the Company stock pursuant to the exercise of options or otherwise as compensation or who hold their Company stock as part of a straddle or risk reduction transaction). To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

         This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body and represents only our best judgment as to the likely outcome if the federal income tax consequences of the Offer and the Merger were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings as in effect on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Information Statement/Prospectus included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Very truly yours,

                                  /s/ Heller Ehrman White & McAuliffe LLP